UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

BNL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	0-16880	42-1239454
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7010 Hwy 71 W., Suite 100, Austin, TX	78735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 383-0220

                              Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

BNL Financial Corporation’s (“BNL” or “Company”) Annual Meeting of stockholders was held on May 27, 2010 (the “2010 Annual Meeting”). The matters that were voted upon at the 2010 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

At the 2010 Annual Meeting, the stockholders elected fourteen (14) Directors, who constituted the full board of directors, each for a one year term and ratified the selection of Smith, Carney & Co., P. C. as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Election of Directors Nominee Name	Votes For	Votes Withheld	Broker No Votes
Wayne E. Ahart	11,710,074	11,182	0
C. Don Byrd	11,710,074	11,182	0
Kenneth Tobey	11,719,074	11,182	0
Barry N. Shamas	11,714,574	11,182	0
Cecil Alexander	11,714,974	11,182	0
Richard Barclay	11,714,974	11,182	0
Eugene A. Cernan	11,710,624	11,182	0
Hayden Fry	11,700,724	11,182	0
John Greig	11,712,022	11,182	0
Roy Ledbetter	11,711,224	11,182	0
John E. Miller	11,708,524	11,182	0
C. James McCormick	11,710,024	11,182	0
Robert R. Rigler	11,709,724	11,182	0
L. Stanley Schoelerman	11,713,024	11,182	0

	Votes For	Votes Against	Abstain	Broker No Votes
Ratification of the selection of Smith, Carney & Co., P. C. as the Company’s independent registered public accounting firm for the year ending December 31, 2010	11,890,744	6,182	19,104	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNL FINANCIAL CORPORATION

Date: June 2, 2010	By:	/s/ Barry N. Shamas
Barry N. Shamas
Executive Vice President and Chief Operating Officer